                                                                    Exhibit 12.1

                          Hanover Compressor Company
               Computation of Ratio of Earnings to Fixed Charges
                       (Amounts in thousands of dollars)



                                                                                   YEAR ENDED DECEMBER 31,
                                                                        2000            1999      1998      1997      1996
                                                                    --------         -------   -------   -------   -------
Earnings:
Pretax income from continuing operations...............             $ 93,470         $63,586   $49,636   $28,685   $16,953

Add:
Interest on indebtedness and amortization of
  debt expense and discount(1).........................               14,842           9,064    11,716    10,728     6,594
Interest component of leasing and rent expense.........               46,132          22,486     6,310       113       132
Equity in losses of joint ventures.....................                    -               -       137       342         -
                                                                    --------         -------   -------   -------   -------
  Earnings as adjusted                                               154,444          95,136    67,799    39,868    23,679
                                                                    --------         -------   -------   -------   -------
Fixed charges:
Interest on indebtedness, amortization of debt
  expense and discount and capitalized interest(1)......              16,377          10,597    11,716    10,728     6,594
Interest component of leasing and rent expense..........              46,132          22,486     6,310       113       132
                                                                    --------         -------   -------   -------   -------
  Fixed charges........................................               62,509          33,083    18,026    10,841     6,726
                                                                    --------         -------   -------   -------   -------
Ratio of earnings to fixed charges........................              2.47            2.88      3.76      3.68      3.52
                                                                    ========         =======   =======   =======   =======
- -------------
(1) Includes distributions on mandatorily redeemable convertible preferred securities.


                     Computation of Ratio of Earnings to
                Combined Fixed Charges and Preferred Dividends


                                                                                     YEAR ENDED DECEMBER 31,
                                                                      2000             1999      1998      1997      1996
                                                                    --------         -------   -------   -------   -------
Earnings:
Pretax income from continuing operations............                $ 93,470         $63,586   $49,636   $28,685   $16,953

Add:
Interest on indebtedness and amortization of
  debt expense and discount(1).........................               14,842           9,064    11,716    10,728     6,594
Interest component of leasing and rent expense.........               46,132          22,486     6,310       113       132
Equity in losses of joint ventures.....................                    -               -       137       342         -
                                                                    --------         -------   -------   -------   -------
  Earnings as adjusted                                               154,444          95,136    67,799    39,868    23,679
                                                                    --------         -------   -------   -------   -------
Fixed charges:
Interest on indebtedness, amortization of debt
  expense and discount and capitalized interest(1).....               16,377          10,597    11,716    10,728     6,594
Interest component of leasing and rent expense.........               46,132          22,486     6,310       113       132
Preferred dividend requirements........................                    -               -         -         -    11,560
                                                                    --------         -------   -------   -------   -------
  Fixed charges and preferred dividends................               62,509          33,083    18,026    10,841    18,286
                                                                    --------         -------   -------   -------   -------
Ratio of earnings to combined fixed charges and
  preferred dividends..................................                 2.47            2.88      3.76      3.68      1.29
                                                                    ========         =======   =======   =======   =======
- -------------
(1) Includes distributions on mandatorily redeemable convertible preferred securities.